

                                     ANTEON INTERNATIONAL CORPORATION AND SUBSIDIARIES
                                       Schedule II Valuation and Qualifying Accounts
                                                      (in thousands)




                                                                             Additions
                                                                             ---------

                                                     Balance at     Charged to
                                                     beginning      costs and      Charged to                         Balance at
                                                    of period        expenses     other accounts     Deductions     end of period
                                                    -------------  -----------   ----------------  -------------   -----------------

Year ended December 31, 2001
  Allowance for doubtful accounts............       $     4,348     $    1,351    $           --    $    (1,200)    $     4,499
  Deferred tax asset valuation allowance.....       $       295             --    $           --              --    $       295

Year ended December 31, 2002.................
  Allowance for doubtful accounts...........        $     4,499     $      100     $        122     $      (473)    $     4,248
  Deferred tax asset valuation allowance.....       $       295     $       --     $         --     $         --    $       295

Year ended December 31, 2003
  Allowance for doubtful accounts............       $     4,248     $      409    $          500*   $    (1,035)    $     4,122
  Deferred tax asset valuation allowance.....       $       295     $       --    $           --    $         --    $       295

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*Represents amounts recognized from acquired companies.